Exhibit 10.34

Form of Fortress Biotech, Inc.

CONVERTIBLE SECURED PROMISSORY NOTE

FOR AMOUNTS ADVANCED AS SHOWN
ON EXHIBIT A ATTACHED HERETO

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in that certain Credit Facility Agreement, dated as of September 14, 2016, by and among Fortress Biotech, Inc. (the “Company”), Opus Point Healthcare Innovations Fund, LP and other lenders (if any) listed on the signature pages thereto (the “Facility Agreement”).

1.           Principal and Interest. Fortress Biotech, Inc. (the “Company”), for value received, pursuant to this Senior Secured Convertible Promissory Note (the “Note”), hereby promises to pay to the order of_____________(“Holder”) in lawful money of the United States of America, the principal amount as may be advanced from time to time by Holder as shown on Exhibit A attached hereto, with interest from the date of each advance at 12% per annum on the unpaid balance until paid. Interest shall be accrued in accordance with the Facility Agreement. Such principal and Accrued Interest Amounts shall be due and payable in accordance with the Facility Agreement. All unpaid principal and interest on this Note may be prepaid at any time without penalty.

2.           Advances. Advances under this Note shall be subject to the following terms and conditions:

(a)	draws may be made upon request by the Company with at least fifteen (15) days’ advance notice to Holder; and

(b)	all advances, at the time made, shall be noted on Exhibit A of this Note and shall be signed by an authorized officer of the Company.

3.           Conversion. From and after the date hereof, this Note shall be convertible at Holder’s discretion into shares of the common stock of the Company, par value $0.001 per share, at $10.00 per share, in accordance with the Facility Agreement.

4.           Security. All indebtedness represented by this Note shall be secured by the Pledged Shares, in accordance with the Loan Documents.

5.           Attorneys’ Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by Holder.

6.           Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon receipt by the other party.

7.           Acceleration. This Note shall become immediately due and payable if (i) the Company commences any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws; (ii) such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property; (iii) there is any material breach of any material covenant, warranty, representation or other term or condition of this Note at any time that is not cured within the time periods permitted therein, or if no cure period therein, within five (5) days after the date on which such breach occurs; or (iv) as set forth in Section 5.5 of the Facility Agreement.

8.           No Dilution or Impairment. The Company will not, by amendment of its charter documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

9.           Waivers. Company hereby waives presentment, demand for performance, notice of nonperformance, protest, notice of protest and notice of dishonor. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

10.         Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

11.         Credit Facility Agreement. This Note shall be subject in all respects to and construed in accordance with the Facility Agreement. In the event of a discrepancy or inconsistency between the terms of this Note and the terms of the Facility Agreement, the terms of the Facility Agreement shall control.

ISSUED as of_______________ ______, 201____.

Fortress Biotech, Inc.

By:
Name:
Title:

EXHIBIT A

SCHEDULE OF ADVANCES

Date of Advance	Amount Advanced	Signature